Exhibit 10.9a

                               [LETTERHEAD OF APS]

                                    AGREEMENT

     THIS AGREEMENT is entered into this 13th day of December, 1999, in the State of Arizona by and between William L. Stewart ("Employee") and Arizona Public Service Company ("Company").

                                    RECITALS

1. Employee is employed by the Company in the position of President, Generation.

2.   Employee is currently eligible to retire from the Company.

3.   Employee's skills, ability and knowledge are highly valued by the Company.

4. The Company is engaged in the business of generation, construction, and the acquisition of electrical power; and the transmission and distribution of such electrical power ("the Business").

5. The Company has developed certain know-how, techniques, and other information relating to the Business that it believes to be trade secret, confidential, or otherwise proprietary, and valuable to the Company. Employee will have access to certain of such trade secrets, know-how, techniques, and other valuable company information, including customer lists, product pricing policies, marketing and distribution information, and other information. At times, Employee may invent, improve, develop or discover trade secrets, know-how, or otherwise proprietary confidential information, methods or techniques.

                                    AGREEMENT

     NOW THEREFORE, in consideration of the continued employment of Employee by the Company through December 31, 2002, and for other good and valuable consideration set forth below, the parties agree as follows:

                                 I. DEFINITIONS

A. DEFINITIONS. For the purpose of this Agreement, the terms listed below shall have the following meanings:

     1. CONFIDENTIAL INFORMATION AND MATERIAL shall mean all forms and types of business, technical, scientific, engineering, financial, economic and employment information belonging to, used by or in the possession of the Company relating to its business, customers (including customer lists and accounts), vendor information, systems, procedures, methods and techniques, inventions, ideas,

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          discoveries,  improvements,  know-how, production and marketing costs, development plans, computer programs, forms, economic and financial analyses, financial information, marketing plans, employee files, trade secrets of every kind and character and/or any other information which (a) the Company has taken reasonable measures to keep secret and
          (b) which has independent actual or potential economic value from not being generally known or readily ascertainable to the public or to the Company's competitors. Confidential information shall also include any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as confidential information, whether or not owned or developed by the Company.

     2. Customers shall mean persons, firms, associations, partnerships, corporations, or entities to which either the Company or Employee has sold, from which the Company or Employee has purchased, or that either the Company or Employee has solicited with the respect to the sale or purchase of the following commodities: electrical power, natural gas, coal and emission allowances (the Business of the Company) before or during the term of Employee's employment with the Company.

                                  II. COVENANTS

A. SIGNING BONUS. January 3, 2000, Employee will receive a one-time signing bonus of $300,000.00.

B. LINE OF CREDIT. In addition to the signing bonus, the Company will make available to Employee a line of credit in the amount of $1,200,000.00, which Employee may draw on annually beginning January 3, 2000, in $400,000.00 annual increments. Interest will accrue on amounts outstanding at the rate of 7.5% annually. All outstanding amounts will be due in full no later than January 3, 2003, except as provided in Section II, paragraph G, below.

C. DEFERRED PAYMENTS. The sum of $400,000.00 per calendar year will be deferred for Employee for a three-year period beginning in the year 2000. Interest will be credited on the deferred amount at the rate of 9% annually. Payment of the deferred amount, plus interest, will be made on January 3, 2003, in a lump sum, except as provided in Section II., paragraph G, below.

D.   ADDITIONAL   PAYMENTS.   In  addition,   if  Employee  continues  full-time
     employment through December 31, 2002, Employee will receive an additional $400,000.00 on January 3, 2003 and January 3, 2004.

E. PENSION. Employee's pension benefit will be 80% of Employee's average monthly wage on the date of Employee's retirement if Employee remains working with the Company continuously in a full-time capacity through December 31, 2002. None of the sums described in paragraphs A through D shall be included in the calculation of Employee's pension benefits.

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F.   CONTINUED  EMPLOYMENT.  Employee  agrees to remain working with the Company continuously in a full-time capacity through December 31, 2002.

G. SEPARATION FROM EMPLOYMENT. Employee's entitlement to the payments described in this Section II., paragraphs B, C, and D, are expressly conditioned on Employee's continuous, full-time employment with the Company through December 31, 2002. If Employee separates from employment prior to December 31, 2002, for any reason, including death and disability:

     1.   Employee  shall  forfeit  the  benefits   described  in  Section  II.,
          paragraphs B, C, and D.

     2. Employee shall not be entitled to borrow any additional funds under the line of credit and any amounts then outstanding under such line of credit, including any accrued but unpaid interest, shall be immediately due an payable in full, with payment due no later than ten
          (10) days following the date on which Employee's employment terminated unless other arrangements satisfactory to the Company have been made.

     3. All deferred payments, including interest, under this Agreement will be forfeited by Employee.

     4. Employee will not receive additional payments due on January 3, 2003 and January 3, 2004.

     5. Employee's pension following his termination of employment shall be calculated in accordance with the terms of the letter agreement between the Company and Employee dated August 25, 1997, which is incorporated herein by this reference.

H. TAXES. All tax liability arising out of this Agreement will be Employee's responsibility.

I. OWNERSHIP. Employee hereby agrees that all Confidential Information and Material is the property of the Company, and that all inventions, improvements, ideas, methods and techniques, know-how, discoveries, customer lists, customer accounts, systems, procedures, costs, development plans, marketing plans, computer programs, forms, economic and financial analyses, credit risk assessments, credit analyses, financial information, employee files, trade secrets, or other work product, in whole or in part conceived or made by Employee during or after the term of Employee's employment with the Company which are conceived or made through the use of any of the Confidential Information and Material or any of the Company equipment, facilities, supplies, trade secrets or time, or which results from any work performed by Employee for the Company, shall belong exclusively to the Company and shall be deemed part of the Confidential Information and Material for purposes of this Agreement, whether or not fixed in a tangible medium of expression. Without limiting the foregoing, Employee hereby agrees that all copyrightable work product, as listed above in this paragraph, shall be deemed to be "works made for hire" and that the Company shall be deemed the author thereof under the US Copyright Act (Title 12 of the US Code), and if for any reason any of such copyrightable work product is deemed not a work for hire, and, as to all other

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     work product, Employee agrees to execute such documents as are requested by the Company to vest all rights in the Company, including all patentable rights; and to otherwise cooperate with the Company in securing all such rights. The Company and Employee further agree that the Company shall own no rights to original works of authorship or other work product reduced to tangible form by Employee prior to Employee's employment with Company; provided, that Employee will identify such works (if any) in writing prior to signing this Agreement and the listing will be attached to this Agreement.

J. NON-COMPETITION. Employee acknowledges employment with the Company requires protection of the Company's interests upon termination because of the substantial investment in Employee, the time required to find or train a replacement and the entrustment of extremely sensitive Confidential Information and Materials and Customers to Employee in the performance of Employee's duties. During Employee's employment with Company, and for a period of two years thereafter, Employee shall not, without Company's express written consent, directly or indirectly, be employed by, own, manage, operate, join, control, participate in or finance the ownership, management, operation or control of, or be connected in any manner, including consultation, with any firm, association, partnership, corporation or other entity that competes with Company, its affiliates, successors and assigns in the business of generating, acquiring, constructing and/or distributing electrical power in the United States. Notwithstanding the above, Employee may, with the prior approval of the Company, perform services for nuclear generating plants. For purposes of this paragraph, "own" and "ownership" shall not include ownership of two percent (2%) or less of the capital stock of a company whose securities are publicly traded.

     Employee acknowledges and agrees that the geographical, time and restricted activity limitations in this Agreement are reasonable and properly required for the adequate protection of Company's business, and are the product of negotiations between the parties. Employee further acknowledges and agrees that any breach of this covenant not to compete will result in irreparable damage to Company for which the remedy at law would be inadequate. Employee therefore agrees that, in addition to any other remedies to which Company may be entitled as a matter of law, Company shall be entitled to specific performance and other equitable relief, including temporary and permanent injunctive relief, to enforce this covenant not to compete. Employee further agrees that, if an injunction issues to enforce this covenant not to compete, the covenant shall be deemed to run anew with the issuance of the injunction so as that Company will have the full time provided herein.

K. NON-SOLICITATION OF EMPLOYEES. In addition to the foregoing covenants, Employee agrees that during Employee's employment with the Company and during the two-year time period immediately following Employee's last day of employment with the Company, Employee will not, individually or as an agent or an employee of or as a consultant or otherwise on behalf of or in conjunction with any person, firm, association, partnership, corporation, or other entity, directly or in-directly, hire, employ, solicit, or otherwise encourage or entice to leave their employment with the Company, any of the Company's employees who are or were employed by the Company at any time during Employee's

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     employment  with  the  Company  and  the  two-years  immediately  following
     Employee's last day of employment with the Company.

L. ADHERENCE TO COMPANY POLICIES AND PROCEDURES, STATE AND FEDERAL LAW. Employee acknowledges, understands, and agrees to abide by company policies and procedures relating to the creation, handling, non-disclosure, storage and retention of Confidential Information and Materials. Employee further acknowledges, understands and agrees to abide by State and Federal law regarding Confidential Information and Material including the Economic Espionage Act of 1996, 18 U.S.C. sec. 1831-39 and the Arizona Trade Secrets Act, A.R.S.ss.44-401.

M. NON-DISCLOSURE. Other than in the performance of Employee's duties hereunder, and for the period of Employee's employment with the Company and for all times thereafter, Employee agrees to receive and hold in confidence and not to disclose or use for the benefit of Employee or any person, firm, association, partnership, corporation, or other entity, any Confidential Information and Material of the Company without the Company's prior written authorization in each particular case. Employee agrees not to use Confidential Information and Material of the Company for any purpose except on behalf of the Company and as authorized by the Company.

N. RETURN OF COMPANY PROPERTY. Employee further agrees that upon termination of employment, or at any time upon the Company's request, and no later than the last day of employment with the Company, Employee shall surrender to the Company all of the property, customer lists, notes, manuals, reports, documents, and other things within Employee's possession, including all copies or computerized records thereof, which relate directly or indirectly, or which contain any Confidential Information and Material.

                               III. ENFORCEABILITY

     Employee represents and warrants to and covenants with the Company as follows:

A. The covenants set forth in this Agreement are reasonably necessary for the protection of the interests of the Company; are reasonable as to duration, scope and territory; and are not unreasonably restrictive of Employee.

B. Employee acknowledges that Confidential Information and Material is of vital importance to the Company and its customers. Employee's failure to protect the Confidential Information and Material according to the terms of this Agreement may result in irreparable harm to the Company, in which instance the Company's remedies at law for breach of any of the covenants set forth in this Agreement will be inadequate. Accordingly, in addition to any other rights or remedies that the Company may have, the Company shall be entitled to injunctive relief.

     It is agreed by Employee and the Company that if any portions of the restrictions contained in Section II or III are held to be unreasonable, arbitrary, or too broad to be enforceable, then the restrictions shall be deemed to have been modified to be only so broad as to be enforceable. The parties agree that if any court of competent jurisdiction determines the

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     specified period, the specified  territory or the restricted activity to be
     unreasonable,   arbitrary  or  too  broad  to  be  enforceable,  then  such unenforceable covenants shall be modified to give the maximum effect to the Company as allowed by law. The court shall have the authority to reform this Agreement to make the restrictions reasonable and enforceable.

                                  IV. Entirety

     This Agreement embodies the entire agreement of the parties respecting the matters within its scope and may be modified only in writing. This Agreement shall amend the provisions of the prior agreements between the Company and Employee only to the extent set forth herein and the provisions of such agreements not amended hereby shall remain in full force and effect. In addition to any benefits provided under this Agreement, Employee shall be entitled to benefits under any employee benefit plan maintained by the Company or an affiliate or under any agreement between the Company or an affiliate and Employee in accordance with the terms of such employee benefit programs or agreements, except as otherwise amended by this Agreement.

                                 V. Severability

     If, for any reason, any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, unenforceable, illegal, or inoperable, its invalidity shall not affect the validity and effect of the other provisions hereof except to the extent that the parties may claim a lack or insufficiency of consideration if provisions involving consideration are stricken or modified.

                       VI. Construction and Interpretation

     This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

     This Agreement is not intended to constitute a severance agreement or to provide severance benefits and it shall be construed and interpreted in a manner consistent therewith.

                            VII. Delays or Omissions

     No delay or omission to exercise any right, power, or remedy accruing to the Company as a result of any breach or default by Employee under this Agreement shall impair any such right, power, or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later: nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

                              VIII. Attorney's Fees

     In the event of litigation arising out of the subject matter of this Agreement, the prevailing party shall be entitled to recover such parties reasonable attorney's fees and related costs and expenses incurred as a result of litigation.

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                           IX. Successors and Assigns

     This Agreement and Employee's rights and duties created by this Agreement shall not be assignable or delegable by Employee. The Company shall have the right to transfer, assign or delegate all or any part of this Agreement and the rights and duties hereunder to any business that is controlled by or affiliated with the Company or to any successor acquiring the Company, its assets or business, in whole or part.

     IN WITNESS WHEREOF the parties have executed this Agreement on the date first written above.

ARIZONA PUBLIC SERVICE COMPANY

By: William J. Post
    ----------------------------
    William J. Post
    Chief Executive Officer

William L. Stewart     12/13/99
-----------------------------------
William L. Stewart